Exhibit 99.1

3101 Wilson Boulevard, Suite 700
Arlington, VA 22201

News Release

Media Contact:

Joelle Pozza, Stanley

(703) 310-3218

Joelle.Pozza@stanleyassociates.com

FOR IMMEDIATE RELEASE

Stanley Awarded $570 Million Contract to Continue
Support of Passport Program

Over 15-Year History of Providing Passport Services Continues

ARLINGTON, Va. — March 17, 2008 — Stanley, Inc. (NYSE: SXE), a leading provider of systems integration and professional services to the U.S. federal government, today announced that it was awarded a five-year, $570 million contract to continue support of the U.S. Department of State, Bureau of Consular Affairs/Passport Services Directorate. Services include production, operational and business process support training, procurement, administration and evaluation of critical supplies, and facilities management support at the four Passport Centers and 14 Passport Agencies nationwide along with the Headquarters’ support offices.

The Department of State produced more than 18 million U.S. passports in the past year. Passport production for 2008 is estimated to be significantly higher, due primarily to increased demand as a result of the Western Hemisphere Travel Initiative (WHTI). With the award of this contract, Stanley will continue its key role supporting the Department of State and providing timely services to the American public.

“Stanley is honored to continue its support services to the Department of State,” said Phil Nolan, Stanley’s chairman, president and CEO. “We will dedicate all resources necessary to assist Passport Services during this time of unprecedented growth and increasing demand resulting from the WHTI.”

“For more than 15 years, Stanley and our team members have had the privilege of supporting our customer’s critical mission,” added Paul Belanger, Stanley senior vice president. “This award is a testament to the dedicated customer service that our employees provide to the Department of State and we look forward to supporting Passport Services over the next five years under this contract.”

This contract award follows Stanley’s announcement in December 2007 that it had begun construction of a secure passport production center in Tucson, Ariz., expected to begin operations in spring 2008. The Tucson Passport Center and an existing facility in Hot Springs, Ark., opened in March 2007, were authorized under a 10-year Department of State contract in October 2006, initially valued at $164 million. Stanley oversees operations and the printing, quality control and mailing of U.S. passports and other travel documents at these locations.

The company began its relationship with the Department of State in 1992 when it assisted in establishing the National Passport Center in Portsmouth, N.H. Since that time, Stanley has expanded its services to support passport operations at all 18 locations nationwide.

About Stanley
Stanley (NYSE: SXE) is a leading provider of information technology services and solutions to U.S. defense and federal civilian government agencies. Stanley offers its customers systems integration solutions and expertise to support their mission-essential needs at any stage of program, product development or business lifecycle through five service areas: systems engineering, enterprise integration, operational logistics, business process outsourcing, and advanced engineering and technology. Headquartered in Arlington, Va., the company has more than 3,500 employees at over 100 locations in the U.S. and worldwide. In 2008 and 2007, Stanley was recognized by FORTUNE® magazine as one of the “100 Best Companies to Work For.” Please visit www.stanleyassociates.com for more information.

Any statement in this press release about future expectations, plans and prospects for Stanley, Inc., including statements containing the words “estimates”, “anticipates”, “plans”, “expects” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements, as a result of various important factors discussed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2007, September 30, 2007 and December 31, 2007, each as filed with the Securities and Exchange Commission (SEC), and additional filings with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

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